UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

KINDRED HEALTHCARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

This is a supplement to the definitive proxy statement on Schedule 14A filed by Kindred Healthcare, Inc., a Delaware corporation (the “Company”, “Kindred” , “we” or “us”), with the Securities and Exchange Commission (“SEC”) on February 21, 2017, as supplemented on March 6, 2018 (the “Definitive Proxy Statement”). The Definitive Proxy Statement was filed in connection with the special meeting of Kindred stockholders to, among other things, approve the Agreement and Plan of Merger, dated as of December 19, 2017 (as amended or modified from time to time, the “merger agreement”), among Kindred, Kentucky Hospital Holdings, LLC, Kentucky Homecare Holdings, Inc. (“Parent”) and Kentucky Homecare Merger Sub, Inc. (“Merger Sub”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into Kindred and Kindred will survive the merger as a wholly owned subsidiary of Parent.

This supplement is being filed by Kindred with the SEC to supplement certain information contained in the Definitive Proxy Statement and should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Except as otherwise set forth below, the information set forth in the Definitive Proxy Statement remains unchanged. All page references in the information below are to the pages in the Definitive Proxy Statement, and defined terms used but not defined below have the meanings ascribed to them in the Definitive Proxy Statement.

SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE PROXY STATEMENT

The disclosure in the Definitive Proxy Statement in the section “The Merger Proposal (Proposal 1) — Background of the Merger” beginning on page 52 is supplemented as follows:

By adding the following disclosure as a new paragraph as the first full paragraph on page 51:

On April 17, 2017, Mr. Breier emailed Dr. Mansukani to inform him of the meeting he had with Mr. Broussard on April 13, 2017 at which Mr. Broussard conveyed Humana’s desire to partner with a private equity firm to acquire Kindred. Mr. Breier noted that Humana was considering TPG as a potential partner and asked to speak with Dr. Mansukani about TPG. Neither Dr. Mansukani nor Mr. Breier recall having this discussion.

By amending and restating the first full paragraph on page 51:

~~On~~ Later in the day on April 17, 2017, the Transaction Committee met telephonically with representatives of senior management, Barclays, Guggenheim Securities and Cleary Gottlieb to discuss developments through that date, including Humana’s recent request for permission to partner with a private equity firm. Representatives of Kindred’s financial advisors noted that Financial Party C continued to express interest in a potential transaction, but had recently communicated a need for an additional equity partner to pursue a transaction of this size and requested Barclays’ and Guggenheim Securities’ assistance in identifying such an equity partner. Representatives of Kindred’s financial advisors informed the Transaction Committee that they were prepared to assist Financial Party C and noted that Financial Party C and Financial Party E had not yet solidified their partnership but were working to do so. Representatives of Kindred’s financial advisors informed the Transaction Committee that, as instructed by the Transaction Committee, they had conveyed to Financial Party C that the process was still very competitive and that Financial Party C needed to improve the price of its offer.

By amending and restating the third full paragraph on page 52:

Representatives of Kindred’s financial advisors then reviewed the recent discussions with Humana regarding Humana’s request to reach out to four private equity firms (Financial Party B, Financial Party I, TPG and WCAS) regarding forming a potential partnership in order to facilitate a potential acquisition of Kindred. Representatives of Kindred’s financial advisors noted that Sharad Mansukani, M.D., a member of the Board, served as a Senior Advisor to TPG, and senior management indicated that a process would be followed in order to appropriately address any conflict that might arise from such affiliation in the context of the Board’s evaluation of a transaction involving TPG. As part of that process, senior management determined to consider Dr. Mansukani’s participation in any future discussions concerning a potential transaction once senior management determined it was sufficiently clear that TPG would actively pursue a potential acquisition of Kindred. Discussions ensued regarding the private equity firms with which Humana proposed to partner, the impact of permitting such a partnership in the process and the potential incremental value to Kindred stockholders. The Transaction Committee directed representatives of Barclays and Guggenheim Securities to inform Humana that they could contact three private equity firms (Financial Party B, TPG and WCAS) to discuss forming a partnership to explore a potential acquisition of Kindred.

By adding the following disclosure as a new paragraph as the second full paragraph on page 53:

On May 1, 2017, the Board held a brief telephonic meeting to discuss a summary of Kindred’s first quarter results and earnings release and an update on the potential transaction for the sale of Kindred. During the call, Mr. Breier informed the Board that Humana no longer desired to purchase all of Kindred and was considering alternative potential structures with a private equity firm in order for a sale of the whole Company to be viable. Dr. Mansukani participated in this call. At the time of this call, Humana was still exploring which private equity firms it might partner with, including TPG and others.

By adding the following disclosure as a new paragraph as the first full paragraph on page 54:

During the May 24 and 25 Board meeting, senior management determined that, in light of Humana’s May 23 proposal indicating that it was actively engaging with TPG and WCAS regarding a potential consortium, Dr. Mansukani should step out of the Board’s discussions regarding the potential sale of Kindred. Accordingly, Dr. Mansukani was not present for any discussion relating to the potential sale of Kindred, including the discussions regarding Humana’s May 23 proposal and the status of discussions with Financial Party C. At this meeting, Dr. Mansukani was informed that Humana was still considering TPG as a potential private equity partner as the reason for his being requested not to participate in any discussions relating to the potential sale of Kindred. The meeting minutes do not reflect Dr. Mansukani’s recusal from the discussions relating to the potential sale of Kindred. Dr. Mansukani had access to board materials prepared by the financial advisors for this meeting, but did not review them.

By adding the following disclosure as a new paragraph as the second full paragraph on page 54:

In late May or early June 2017, Dr. Mansukani and Jeff Rhodes, partner at TPG, met at dinner of the board of directors of an unrelated company. At that time, Dr. Mansukani and Mr. Rhodes agreed that Dr. Mansukani and representatives of TPG would not discuss the potential sale of Kindred. Although Dr. Mansukani communicated with TPG from time to time on other topics, Dr. Mansukani never shared information with TPG regarding the potential sale of Kindred before or after the discussion with Mr. Rhodes. Dr. Mansukani also did not share any confidential information about Kindred with TPG before or after the discussion with Mr. Rhodes. Further, while Dr. Mansukani received weekly pipeline updates from TPG in the ordinary course that listed numerous potential acquisition targets, including Kindred, Dr. Mansukani did not discuss a potential Kindred acquisition with TPG other than the discussion with Mr. Rhodes noted above.

By adding the following disclosure as a new paragraph as the seventh full paragraph on page 55:

On July 26, 2017, Mr. Breier emailed the Board, including Dr. Mansukani, regarding the HHGM Proposal. Mr. Breier’s email summarized the HHGM Proposal, and provided his initial assessment of the impact on Kindred. Mr. Breier stated that the HHGM Proposal “could also have a negative effect on Project KY discussions, but we would have to see how that plays out.”

Mr. Breier’s reference to “Project KY” was the code name used by the Company for the potential sale of Kindred. Dr. Mansukani did not have any other communications with the Board or senior management regarding the HHGM Proposal’s effect on the potential transaction.

By deleting the first full paragraph on page 57 in its entirety and replacing it with the following new disclosure:

Several days before the August 2 Board meeting, Joseph Landenwich, General Counsel and Corporate Secretary of Kindred, and Dr. Mansukani confirmed their prior discussion that, because TPG was actively involved in the process, Dr. Mansukani would recuse himself from any discussions regarding any potential sale transaction and that Dr. Mansukani would not review any related materials. Dr. Mansukani was not present during any discussions regarding a potential transaction at this meeting. The meeting minutes do not reflect Dr. Mansukani’s recusal from the discussions relating to the potential sale of the Company. While Dr. Mansukani had technical access to the Board materials prepared by the financial advisors for this meeting, he did not review them. From this point forward, Dr. Mansukani was formally recused from Board deliberations regarding the potential transaction, was not given access to materials related to the transaction and never discussed the process with TPG.

By adding the following disclosure as a new paragraph as the third full paragraph on page 67:

Dr. Mansukani continues to be recused from the Board’s deliberations regarding the proposed transaction following the December 19 announcement, and has not been given access to or received related materials.

*****

Forward Looking Statements

Certain statements contained herein includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” “seek,” “continue” and other similar expressions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed transactions include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of the Company’s stockholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; changes in the business or operating prospects of the Company or its businesses; changes in health care and other laws and regulations; the impact of the announcement of, or failure to complete, the proposed merger on our relationships with employees, customers, vendors and other business partners; and potential or actual litigation. In addition, these statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It

The Company has filed with the SEC and mailed to its stockholders a definitive proxy statement in connection with the proposed merger. We urge investors and security holders to read the proxy statement because it contains important information regarding the proposed merger. You may obtain a free copy of the proxy statement and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement and other documents filed by the Company with the SEC relating to the proposed merger for free by accessing the Company’s website at www.kindredhealthcare.com by clicking on the link for “Investors”, then clicking on the link for “SEC Filings.”

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Information about Kindred’s directors and executive officers, including information regarding the interests of these directors and executive officers in the proposed merger, is included in Kindred’s definitive proxy statement, which was filed with the SEC on February 21, 2018. You can obtain a free copy of this document from the Company using the contact information above.